EXHIBIT 11.0

                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 2001

--------------------------------------------------------------------------------

                                              Less
                          Total Shares      Unallocated      Shares Used For
                          Outstanding       ESOP Shares      EPS Calculation
                          -----------       -----------      ---------------
 March 31, 2001            1,162,320           51,904          1,110,416
 April 30, 2001            1,162,320           51,904          1,110,416
 May 31, 2001              1,162,320           51,904          1,110,416
 June 30, 2001             1,162,320           51,904          1,110,416


       Weighted average number of shares outstanding for
       the quarter ended June 30, 2001, for earnings
       per share calculation                                   1,110,416
                                                               ---------

       Stock options outstanding at June 30, 2001:               151,776
                                                                 -------

       Weighted average exercise price of stock options:     $9.39 per share
                                                             ---------------

       Average stock price for three month period
       ended June 30, 2001:                                        $8.68
                                                                   -----



                                                         Three Months Ended
                                                              June 30,
                                                              --------
Basic Earnings Per Share                                2001             2000
------------------------                                ----             ----

Income available to common stockholders             $   138,433     $    87,460
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,110,416       1,096,007
                                                    ===========     ===========

         Basic Earnings Per Share                   $       .12     $       .08
                                                    ===========     ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders             $   138,433     $    87,460
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,110,416       1,096,007

Weighted average common shares issued
    under stock option plans                              4,500         147,276

Less weighted average shares assumed
    repurchased with proceeds                            (4,407)       (147,276)
                                                    -----------     -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation           1,110,509       1,096,007
                                                    ===========     ===========

         Diluted Earnings Per Share                 $       .12     $       .08
                                                    ===========     ===========

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                       COMPUTATIONS OF EARNINGS PER SHARE
                                Nine Months Ended
                                  June 30, 2001

--------------------------------------------------------------------------------

                                                Less
                           Total Shares      Unallocated      Shares Used For
                           Outstanding       ESOP Shares      EPS Calculation
                           -----------       -----------      ---------------
  September 30, 2000        1,162,320           51,904           1,110,416
  October 31, 2000          1,162,320           51,904           1,110,416
  November 30, 2000         1,162,320           51,904           1,110,416
  December 31, 2000         1,162,320           51,904           1,110,416
  January 31, 2001          1,162,320           51,904           1,110,416
  February 28, 2001         1,162,320           51,904           1,110,416
  March 31, 2001            1,162,320           51,904           1,110,416
  April 30, 2001            1,162,320           51,904           1,110,416
  May 31, 2001              1,162,320           51,904           1,110,416
  June 30, 2001             1,162,320           51,904           1,110,416

      Weighted average number of shares outstanding for the
      nine months ended June 30, 2001, for earnings per
      share calculation                                         1,110,416
                                                                ---------

      Stock options outstanding at June 30, 2001:                 151,776
                                                                  -------

      Weighted Average Exercise price of
      stock options:                                         $9.39 per share
                                                             ---------------

      Average stock price for nine month period:
      Ended June 30, 2001                                           $8.61
                                                                    -----



                                                         Nine Months Ended
                                                              June 30,
                                                              --------

Basic Earnings Per Share                                2001            2000
------------------------                                ----            ----

Income available to common stockholders             $   478,684     $   234,022
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,110,416       1,135,707
                                                    ===========     ===========

         Basic Earnings Per Share                   $       .43     $       .21
                                                    ===========     ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders             $   478,684     $   234,022
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,110,416       1,135,707

Weighted average common shares issued
    under stock option plans                              4,500         147,276

Less weighted average shares assumed
    repurchased with proceeds                            (4,443)       (131,029)
                                                    -----------     -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation           1,110,473       1,151,954
                                                    ===========     ===========

Diluted Earnings Per Share                          $       .43     $       .20
                                                    ===========     ===========